As filed with the Securities and Exchange Commission on ________, 2005

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
(Post-effective Amendment No. 1)
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COMMUNITY CAPITAL BANCSHARES, INC.
(Exact name of Registrant as specified in its charter)

Georgia	58-2413468
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Drawer 71269, Albany, Georgia 31708
(Address of principal executive offices and zip code)

The Albany Bank & Trust Section 401(K) Profit Sharing Plan (the “401(k) Plan”)
Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with Paul Joiner
Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with David Guillebeau
Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with LaDonna Urick
Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with Rosa Ramsey
Community Capital Bancshares, Inc. Non-Qualified Stock Option Agreement with David Baranko
(Full Title of the Plan)

Robert E. Lee
2815 Meredyth Drive
Albany, Georgia 31707
(Name and address of agent for service)

(229) 446-2265
(Telephone number, including area code, of agent for service)

Copy to:

Kathryn L. Knudson, Esq.
Powell Goldstein LLP
1201 West Peachtree Street, NW, 14th Floor
Atlanta, Georgia 30309

This Registration Statement is being amended to indicate that, pursuant to Rule 416(c) under the Securities Exchange Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 401(k) Plan. The contents of the Registration Statement on Form S-8 (Registration No. 333-105602) are incorporated herein by reference.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

In addition to those documents incorporated by reference into the Registration Statement on Form S-8 (Registration No. 333-105602) filed on May 28, 2003, the following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

(1)	The Registrant’s Annual Report on Form 11-K for the year ended December 31, 2004 (File No. 000-25345).

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold, or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Albany, State of Georgia, on this 19th day of December, 2005.

COMMUNITY CAPITAL BANCSHARES, INC.

By:	/s/ Robert E. Lee
Robert E. Lee
President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Charles M. Jones	Chairman and Chief Executive	December 19, 2005
Charles M. Jones	Officer

	Director	_______, 2005
Robert Beauchamp

/s Bennett D. Cotten, Jr.	Director	December 19, 2005
Bennett D. Cotten, Jr.

/s/ Glenn A. Dowling	Director	December 19, 2005
Glenn A. Dowling

/s/ Mary Helen Dykes	Director	December 19, 2005
Mary Helen Dykes

/s/ Van Cise Knowles	Director	December 19, 2005
Van Cise Knowles

	Director	_______, 2005
C. Richard Langley

/s/ Robert E. Lee	President and Director *	December 19, 2005
Robert E. Lee

	Director	_______, 2005
Corinne C. Martin

Signature	Title	Date

/s/ William F. McAfee	Director	December 19, 2005
William F. McAfee

	Director	_______, 2005
Mark M. Shoemaker

	Director	_______, 2005
Jane Anne Sullivan

/s/ John P. Ventulett, Jr.	Director	December 19, 2005
John P. Ventulett, Jr.

/s/ Lawrence B. Willson	Director	December 19, 2005
Lawrence B. Willson

/s/ James D. Woods	Director	December 19, 2005
James D. Woods

/s/ David J. Baranko	Chief Financial Officer **	December 19, 2005
David J. Baranko

* Principal executive officer
**  Principal financial and accounting officer